Exhibit 5.21

[Letterhead of Phelps Dunbar, L.L.P.]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

and

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

Re:	Laidlaw: EmCare of Louisiana (Exchange Notes)

Ladies and Gentlemen:

       We have acted as special Louisiana counsel to EmCare of Louisiana, Inc., a Louisiana corporation (the “Subsidiary Guarantor”) in connection with the S-4 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) of Laidlaw International, Inc., a Delaware corporation (the “Parent”), and certain subsidiaries of the Parent including the Subsidiary Guarantor, as additional registrants, relating to the Parent’s exchange offer of its 10 3/4% Senior Notes due 2011. Capitalized terms used in this opinion, except where otherwise defined herein, have the respective meanings specified in the Registration Statement.

       In connection with this opinion, we have examined copies of the following documents:

(a)	The Registration Statement;

(b)	The Indenture dated as of June 3, 2003, and the First Supplemental Indenture dated as of June 18, 2003;

(c)	The form of guarantees by the Subsidiary Guarantor and other affiliates (the “Guaranty”) of the Exchange Notes;

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(d)	The Registration Rights Agreement dated June 3, 2003;

(e)	Certificate of the Louisiana Secretary of State dated January 6, 2004, certifying that attached to such Certificate are true and correct copies of certain documents relating to the Subsidiary Guarantor, including Articles of Incorporation dated March 26, 1998, and Annual Report dated March 24, 2003;

(f)	Certificate of Louisiana Secretary of State dated January 6, 2004, certifying that the Subsidiary Guarantor is in good standing;

(g)	Bylaws of the Subsidiary Guarantor, provided by counsel for the Parent;

(h)	Action Taken by Unanimous Written Consent of the Board of Directors of the Subsidiary Guarantor dated May 22, 2003, adopting certain resolutions set forth therein (the “Resolutions”); and

(i)	Supplemental Officer’s Certificate by the Subsidiary Guarantor (and another additional registrant).

The documents described in items (a) through (d) are hereinafter sometimes collectively referred to as the “Indenture Documents”. This opinion with respect to the Indenture Documents shall not be deemed to extend to other documents or agreements which are incorporated therein by reference, or which may be attached to the Indenture Documents as exhibits or otherwise referenced therein. We have assumed that the Indenture Documents as executed are in the forms of the latest respective drafts provided to us with all blanks, schedules and exhibits therein accurately completed and attached.

       In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied upon representations and recitals made in the Indenture Documents and upon certificates of public officials and of officers of the Subsidiary Guarantor. We have assumed that the individuals who signed the Resolutions were on such date all of the directors of the Subsidiary Guarantor, that the Resolutions have been filed

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with the records of proceedings of the Board of Directors of the Subsidiary Guarantor, that the Subsidiary Guarantor has made no filings with the Louisiana Secretary of State on or after January 6, 2004, and has no unfiled amendments to its articles of incorporation, and that the Subsidiary Guarantor’s bylaws and the Resolutions have not been revoked or modified in any respect.

       In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i)	such documents have been duly authorized, executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than the Subsidiary Guarantor);

(ii)	all of the parties to such documents (other than the Subsidiary Guarantor) are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents, and the consummation of the transactions contemplated thereby does not violate the corporate or other charter documents or bylaws of, or any corporate or banking laws pertinent to, or agreements or court orders or judgments binding upon, the parties thereto (other than the Subsidiary Guarantor);

(iii)	That the only business of the Subsidiary Guarantor is the provision of emergency management services to hospital-based emergency departments as described in the Registration Statement;

(iv)	That no consent, approval, authorization or order of, or filing with, any court or any Louisiana governmental authority, applicable to the Subsidiary Guarantor specifically (as opposed to applicable normally to similarly situated general business corporations engaged in the business specified above), is necessary for the execution, delivery and performance by the Subsidiary Guarantor of the Indenture Documents;

(v)	That any consents, approvals, authorizations or orders of, or filings with, any federal or other governmental authority outside of Louisiana necessary for the execution, delivery and performance of the Indenture Documents by the parties thereto (or the parties on whose behalf they are acting) have been obtained or made;

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(vi)	That the execution, delivery and performance of the Indenture Documents by the parties thereto do not violate any laws or regulations of any federal or other governmental authority outside of Louisiana;

(vii)	That the Indenture Documents constitute the legal, valid and binding obligations of the parties thereto under the laws of the State of New York as chosen by the parties;

(viii)	That each of the holders of the Notes and the Trustee have satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture Documents enforceable by it and complied with all legal requirements pertaining to its status as such status relates to the performance of its obligations under the Indenture Documents and its rights to enforce the Indenture Documents;

(ix)	That the Subsidiary Guarantor has received consideration for the grant of the Guaranty; and

(x)	That there are no documents or agreements between or among the Subsidiary Guarantor, the Parent, the holders of the Notes or the Trustee, or any two or more of said parties, which alter the provisions of the Indenture Documents and which would have an effect on the opinions expressed in this opinion letter.

       Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth below, we are of the opinion that:

       1. The Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Louisiana.

       2. As of the date of the Indenture, the Subsidiary Guarantor had the corporate power and authority to enter into, and as of the date hereof, the Subsidiary Guarantor has the corporate power and authority to perform its obligations under, the Indenture.

       3. The Subsidiary Guarantor’s execution, delivery and performance of its obligations under the Indenture Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantor.

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       4. Although the Guaranty (through the Indenture) contains a choice of law provision stating that it should be governed by and construed in accordance with the laws of the State of New York, when the Registration Statement becomes effective under the Securities Act of 1933 and the Guaranty is executed by the President, any Vice President, the Treasurer or the Secretary of the Subsidiary Guarantor and is delivered in accordance with the terms of the exchange offer in exchange for the guaranty by the Subsidiary Guarantor of the outstanding notes, then in the event that the laws of the State of Louisiana were applied to govern the Guaranty, the Guaranty will constitute the legal, valid and binding obligation of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms.

       The opinions expressed above are further subject to the specific exceptions and qualifications enumerated below:

       (A) The opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally from time to time in effect, and by general principles of equity (whether enforcement is considered in a proceeding in equity or law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing which among other effects may limit the availability of certain remedies, such as self-help, injunctive relief and specific performance. In particular, we express no opinion as to the possible applicability of provisions of the bankruptcy, insolvency and similar laws of the United States and the State of Louisiana pertaining to fraudulent conveyances. The legality, validity and enforceability of the Guaranty may depend upon the determination that it was made for a fair consideration, and that the transactions contemplated by the Indenture Documents have furthered the business interests and corporate purposes of the Subsidiary Guarantor.

       (B) We have not examined or verified, and we express no opinion as to, the existence, or condition of, or the status of title to, any properties, rights or interests. We express no opinion as to the creation, perfection or priority of any security interests under or pursuant to the Indenture Documents.

       (C) We express no opinion as to the enforceability under Louisiana law of the following provisions in the Indenture Documents: (i) irrevocable appointments of any party as attorney-in-fact for the Subsidiary Guarantor; (ii) prospective ratifications and confirmations of actions, consents to jurisdiction (personal or subject matter), venue or non-judicial service of process, provisions permitting acceleration of indebtedness without notice of acceleration, and waivers of set off or compensation, subrogation, notices, court hearings, legal delays, venue objections, improper service of process objections, jury trial, statutes of limitations or liberative prescription periods, or waivers of claims, damages, counterclaims or defenses not known or not presently in existence or global waivers of rights and remedies afforded by law; (iii) provisions in any Indenture Document that its provisions may be amended or waived only by an agreement

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in writing signed by all parties thereto, or authorizing the delay or failure to exercise a right without waiving such right or making remedies cumulative; (iv) provisions which purport to establish evidentiary standards or the conclusiveness or reasonableness of actions, or to permit proceedings without possession or production of the Notes; (v) provisions purporting to establish that funds or other property are or will be held by a party in trust for another party; (vi) provisions for the reinstatement or revival of documents or portions thereof after their termination or performance or after judicial proceedings pertaining thereto are abandoned or determined adversely, or providing that judgments are conclusive (even if statutory grounds for nullity exist); (vii) provisions purporting to assign rights and elections arising under bankruptcy laws; (viii) provisions purporting to continue the liability of the Subsidiary Guarantor under the Indenture Documents notwithstanding (a) failure to give written notice to the Subsidiary Guarantor of payment defaults and an opportunity to cure, (b) any defenses (such as prescription or statute of limitation, or invalidity) to the obligations secured thereby that Parent could assert except discharge in bankruptcy of Parent, and (c) a modification or amendment of the obligations secured thereby or the documents evidencing the obligations secured thereby, or an impairment of real security held therefor, in any material manner and without the Subsidiary Guarantor’s consent; (ix) provisions relating to the severability of agreements; (x) provisions purporting to or which would have the result of indemnifying a person for violations of securities laws; and (xi) authorizations of attorney’s fees or liquidated damages to the extent that a court determines that such fees or damages are not reasonable in amount.

       (D) We express no opinion regarding whether the Subsidiary Guarantor has made any filings (other than as stated in Opinion paragraph 1 above) or obtained or maintained any permits or other approvals required by or necessary for the operation of its business, or whether the Subsidiary Guarantor or its property is in compliance with or in violation of any federal or state environmental, zoning, safety or other laws or regulations.

       (E) We express no opinion as to the application or effect of any state or federal securities, blue sky, health insurance, environmental, intellectual property or tax laws.

       (F) The Opinion expressed above in Opinion paragraph 1 does not extend to, and we express no opinion as to, whether the Subsidiary Guarantor is in “tax good standing” as to the payment of or filings related to state taxes (as opposed to filings relating to its entity status with the Louisiana Secretary of State).

       (G) We have assumed compliance if and as necessary by the Indenture and the transactions contemplated thereby with the Trust Indenture Act.

       (H) Without limiting the opinion stated in Opinion paragraph 4, we express no opinion as to whether a court applying Louisiana law would give effect to the choice of New York law as governing the validity and enforceability of the Indenture Documents.

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       The foregoing opinion is limited to the laws of the State of Louisiana. We express no opinion as to matters governed by federal laws or the laws of any other state or any foreign jurisdiction or any matters of municipal law. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinion herein expressed. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

       The opinion expressed herein is rendered as of the date hereof. We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ PHELPS DUNBAR, L.L.P.

Exhibit 5.21

[Letterhead of Phelps Dunbar LLP]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Boulevard
Naperville, Illinois 60563

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

Re:	Laidlaw: EmCare of Mississippi, Inc. (Exchange Note)

Ladies and Gentlemen:

       We have acted as special Mississippi counsel to EmCare of Mississippi, Inc., a Mississippi corporation (“Subsidiary Guarantor”) in connection with the S-4 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) of Laidlaw International, Inc., a Delaware corporation (the “Parent”), and certain subsidiaries of the Parent, including the Subsidiary Guarantor, as additional registrants, relating to the Parent’s exchange offer of its 10 3/4% Senior Notes due 2011. Capitalized terms used in this Opinion, except where otherwise defined herein, have the respective meanings specified in the Registration Statement.

       In connection with this opinion, we have examined copies of the following documents:

(a)	The Registration Statement;

(b)	The Indenture dated as of June 3, 2003 and the First Supplemental Indenture dated as of June 18, 2003;

(c)	The form of guarantees of the Exchange Notes by the Subsidiary Guarantor and other affiliates provided for in the Indenture in Article 10 (the “Guaranty”);

(d)	The Registration Rights Agreement dated June 3, 2003;

(e)	Copies of the Articles of Incorporation of the Subsidiary Guarantor, certified by the State of Mississippi Secretary of State on January 8, 2004 that such copies of Articles of Incorporation are true and correct;

(f)	Certificate of Existence/Authority of the State of Mississippi Secretary of State of the Subsidiary Guarantor, dated January 5, 2004;

(g)	Bylaws of the Subsidiary Guarantor, provided by counsel for the Parent;

Laidlaw International Inc.
Jones Day

(h)	Action Taken by Unanimous Written Consent of the Board of Directors of the Subsidiary Guarantor dated May 22, 2003, adopting certain resolutions set forth therein (the “Resolutions”); and

(i)	Supplemental Officer’s Certificate by the Subsidiary Guarantor and another additional registrant.

The documents described in items (a) through (d) are hereinafter sometimes collectively referred to as the “Indenture Documents”. This opinion with respect to the Indenture Documents shall not be deemed to extend to other documents or agreements which are incorporated therein by reference, or which may be attached to the Indenture Documents as exhibits or otherwise referenced therein. We have assumed that the Indenture Documents as executed are in the forms of the latest respective drafts provided to us with all blanks, schedules and exhibits therein accurately completed and attached.

       In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied upon representations and recitals made in the Indenture Documents and upon certificates of public officials and of officers of the Subsidiary Guarantor. We have assumed that the individuals who signed the Resolutions were on such date all of the directors of the Subsidiary Guarantor, that the Resolutions have been filed with the records of proceedings of the Board of Directors of the Subsidiary Guarantor, that Subsidiary Guarantor has made no filings with the State of Mississippi Secretary of State on or after January 5, 2004, and have no unfiled amendments to its articles of incorporation, and that the Subsidiary Guarantor’s bylaws and the Resolutions have not been revoked or modified in any respect.

       In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i)	such documents have been duly authorized, executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than the Subsidiary Guarantor);

(ii)	all of the parties to such documents (other than the Subsidiary Guarantor) are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents, and the consummation of the transactions contemplated thereby does not violate the corporate or other charter documents or bylaws of, or any corporate or banking laws pertinent to, or agreements or court orders or judgments binding upon, the parties thereto (other than the Subsidiary Guarantor);

(iii)	that the only business of the Subsidiary Guarantor is the provision of emergency management services to hospital-based emergency departments as described in the Registration Statement;

Laidlaw International Inc.
Jones Day

(iv)	that no consent, approval, authorization or order of, or filing with, any court or any Mississippi governmental authority, applicable to the Subsidiary Guarantor specifically (as opposed to applicable normally to similarly situated general business corporations engaged in the business specified above), is necessary for the execution, delivery and performance by the Subsidiary Guarantor of the Indenture Documents;

(v)	that any consents, approvals, authorizations or orders of, or filings with, any federal or other governmental authority outside of Mississippi necessary for the execution, delivery and performance of the Indenture Documents by the parties thereto (or the parties on whose behalf they are acting) have been obtained or made;

(vi)	that the execution, delivery and performance of the Indenture Documents by the parties thereto do not violate any laws or regulations of any federal or other governmental authority outside of Mississippi;

(vii)	that the Indenture Documents constitute the legal, valid and binding obligations of the parties thereto under the laws of the State of New York as chosen by the parties;

(viii)	that each of the holders of the Notes and the Trustee have satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture Documents enforceable by it and complied with all legal requirements pertaining to its status as such status relates to the performance of its obligations under the Indenture Documents and its rights to enforce the Indenture Documents;

(ix)	that the Subsidiary Guarantor has received consideration for the grant of the Guaranty;

(x)	that there are no documents or agreements between or among the Subsidiary Guarantor, the Parent, the holders of the Notes or the Trustee, or any two or more of said parties, which alter the provisions of the Indenture Documents and which would have an effect on the opinions expressed in this opinion letter; and

(xi)	that New York law bears a reasonable relationship to the transactions contemplated by the Indenture Documents and the selection of New York law has been made in good faith and not to avoid the laws of Mississippi.

     Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth below, we are of the opinion that:

1.	Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Mississippi.

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2.	As of the date of the Indenture, Subsidiary Guarantor had the corporate power and authority to enter into, and as of the date hereof, the Subsidiary Guarantor has the corporate power and authority to perform its obligations under the Indenture.

3.	Subsidiary Guarantor’s execution, delivery and performance of its obligations under the Indenture Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantor.

4.	Although the Guaranty (through the Indenture) contains a choice of law provision stating that it should be governed by and construed in accordance with the laws of the State of New York, when the Registration Statement becomes effective under the Securities Act of 1933 and the Guaranty is executed by the President, any Vice-President, the Treasurer or the Secretary of the Subsidiary Guarantor and is delivered in accordance with the terms of the exchange offer in exchange for the guaranty by the Subsidiary Guarantor of the outstanding Notes, then in the event that the laws of the State of Mississippi were applied to govern the Guaranty, the Guaranty will constitute the legal, valid and binding obligation of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms.

     The opinions expressed above are further subject to the specific exceptions and qualifications enumerated below:

(A)	The opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally from time to time in effect, and by general principles of equity (whether enforcement is considered in a proceeding in equity or law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing which among other effects may limit the availability of certain remedies, such as self-help, injunctive relief and specific performance. In particular, we express no opinion as to the possible applicability of provisions of the bankruptcy, insolvency and similar laws of the United States and the State of Mississippi pertaining to fraudulent conveyances. The legality, validity and enforceability of the Guaranty may depend upon the determination that it was made for a fair consideration, and that the transactions contemplated by the Indenture Documents have furthered the business interests and corporate purposes of the Subsidiary Guarantor.

(B)	We have not examined or verified, and we express no opinion as to, the existence, or condition of, or the status of title to, any

Laidlaw International Inc.
Jones Day

properties, rights or interests. We express no opinion as to the creation, perfection or priority of any security interests under or pursuant to the Indenture Documents.

(C)	We express no opinion as to the enforceability under Mississippi law of the following provisions in the Indenture Documents: (i) irrevocable appointments of any party as attorney-in-fact for the Subsidiary Guarantor; (ii) prospective ratifications and confirmations of actions, consents to jurisdiction (personal or subject matter), venue or non-judicial service of process, provisions permitting acceleration of indebtedness without notice of acceleration, and waivers of set off or compensation, subrogation, notices, court hearings, legal delays, venue objections, improper service of process objections, jury trial, statutes of limitations or liberative prescription periods, or waivers of claims, damages, counterclaims or defenses not known or not presently in existence or global waivers of rights and remedies afforded by law; (iii) provisions in any Indenture Document that its provisions may be amended or waived only by an agreement in writing signed by all parties thereto, or authorizing the delay or failure to exercise a right without waiving such right or making remedies cumulative; (iv) provisions which purport to establish evidentiary standards or the conclusiveness or reasonableness of actions, or to permit proceedings without possession or production of the Notes; (v) provisions purporting to establish that funds or other property are or will be held by a party in trust for another party; (vi) provisions for the reinstatement or revival of documents or portions thereof after their termination or performance or after judicial proceedings pertaining thereto are abandoned or determined adversely, or providing that judgments are conclusive (even if statutory grounds for nullity exist); (vii) provisions purporting to assign rights and elections arising under bankruptcy laws; (viii) provisions purporting to continue the liability of the Subsidiary Guarantor under the Indenture Documents notwithstanding (a) failure to give written notice to the Subsidiary Guarantor of payment defaults and an opportunity to cure, (b) any defenses (such as prescription or statute of limitation, or invalidity) to the obligations secured thereby that Parent could assert except discharge in bankruptcy of Parent, and (c) a modification or amendment of the obligations secured thereby or the documents evidencing the obligations secured thereby, or an impairment of real security held therefor, in any material manner and without the Subsidiary Guarantor’s consent; (ix) provisions relating to the severability of agreements; (x) provisions purporting to or which would have the result of indemnifying a person for violations of securities laws; and (xi)

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authorizations of attorney’s fees or liquidated damages to the extent that a court determines that such fees or damages are not reasonable in amount.

(D)	We express no opinion regarding whether the Subsidiary Guarantor has made any filings (other than as stated in Opinion paragraph 1 above) or obtained or maintained any permits or other approvals required by or necessary for the operation of its business, or whether the Subsidiary Guarantor or its property is in compliance with or in violation of any federal or state environmental, zoning, safety or other laws or regulations.

(E)	We express no opinion as to the application or effect of any state or federal securities, blue sky, health insurance, environmental, intellectual property or tax laws.

(F)	The Opinion expressed above in Opinion paragraph 1 does not extend to, and we express no opinion as to, whether the Subsidiary Guarantor is in “tax good standing” as to the payment of or filings related to state taxes (as opposed to filings relating to their entity status with the State of Mississippi Secretary of State).

(G)	We have assumed compliance if and as necessary by the Indenture and the transactions contemplated thereby with the Trust Indenture Act.

(H)	Without limiting the opinion stated in Opinion paragraph 4, we express no opinion as to whether a court applying Mississippi law would give effect to the choice of New York law as governing the validity and enforceability of the Indenture Documents.

     The foregoing opinion is limited to the laws of the State of Mississippi. We express no opinion as to matters governed by federal laws or the laws of any other state or any foreign jurisdiction or any matters of municipal law. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinion herein expressed. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

     The opinion expressed herein is rendered as of the date hereof. We consent to the filing of the Opinion as an exhibit to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ PHELPS DUNBAR LLP